Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207618) of NorthStar Realty Europe Corp. of our report dated March 30, 2016 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers, Société Coopérative
Luxembourg
March 30, 2016
Represented by Cornelis J. Hage